UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 17, 2006

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 17, 2006, Bob Evans Farms, Inc. (the “Company”) issued a news release announcing the appointment of Roger D. Williams as President of Bob Evans Restaurants, effective immediately. Mr. Williams has served as the Company’s Executive Vice President — Food Products Division since 1995. Mr. Williams began his career with the Company in 1967, and he has served as an officer of the Company since 1978. Mr. Williams is also a director of Ohio Valley Banc Corp. (Nasdaq: OVBC). A copy of the news release is filed as Exhibit 99 to this Form 8-K and is incorporated herein by reference.
     The Company entered into a change in control agreement with Mr. Williams on May 1, 2002. Mr. Williams’ change in control agreement is substantially the same as the change in control agreements the Company has entered into with its other executive officers. A description of the material terms of the Company’s change in control agreements was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 1, 2006. A copy of such a change in control agreement is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2006.
Item 9.01.     Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired — Not Applicable
(b) Pro Form Financial Information — Not applicable
(c) Shell Company Transactions — Not Applicable
(d) Exhibits:
The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99	News release issued by Bob Evans Farms, Inc. on August 17, 2006 announcing the appointment of Roger D. Williams as President of Bob Evans Restaurants

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: August 17, 2006	By:	/s/ Donald J. Radkoski Donald J. Radkoski Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated August 17, 2006

Exhibit No.	Description

99	News release issued by Bob Evans Farms, Inc. on August 17, 2006 announcing the appointment of Roger D. Williams as President of Bob Evans Restaurants